Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to securities offered under the 2006 Equity Incentive Plan of GigaMedia Limited of our report dated May 26, 2005, except as to the change in presentation basis for the discontinued operation as described in Note 1, which is as of December 9, 2005 with respect to the consolidated financial statements as of December 31, 2003 and 2004 and for the years then ended, which appears in the Form 20-F/A.

/s/ PricewaterhouseCoopers

Taipei, Taiwan

May 11, 2007